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                                                                     EXHIBIT 5.1


                               November ___, 1997




Board of Directors
DSC Communications Corporation
1000 Coit Road
Plano, Texas 75075

Gentlemen:

         We are acting as counsel to DSC Communications Corporation, a Delaware corporation ("DSC"), in connection with its registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (No. 333-_________) relating to _______ shares of DSC's common stock, $.01 par value per share, including the preferred stock purchase rights attaching to such stock pursuant to that certain Rights Agreement dated April 25, 1996 by and between DSC and Harris Trust and Savings Bank, formerly KeyCorp Shareholder Services, Inc. ("Common Stock"), all of which shares (the "Shares") are to be issued in exchange for all outstanding capital stock of Celcore, Inc. ("CELCORE") pursuant to the Agreement and Plan of Merger dated as of October 29, 1997, by and among DSC, CELCORE and CI Acquisition Company (the "Merger Agreement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
Section  229.601(b)(5), in connection with the Registration Statement.

         In reaching the opinion set forth below, this firm has examined such corporate records, documents and instruments of DSC and such certificates of public officials, have received such representations from officers of DSC, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below.

         We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of DSC. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopies, facsimiles, photostatic or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

         Based upon such examination and review and upon representations made to us by officers of DSC, we are of the opinion that upon issuance and delivery of the Shares in accordance with the terms and conditions of the Merger Agreement, and upon receipt by DSC of the full consideration for the Shares as determined pursuant to the Merger Agreement, the Shares will be legally issued, fully paid and nonassessable shares of Common Stock of DSC.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.





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         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the joint proxy statement/prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1993, as amended.


                                        Very truly yours,

                                        BAKER & MCKENZIE





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